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                                  EXHIBIT 21.1
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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Kinnaird & Francke Interiors, Inc., a Delaware corporation Kinnaird & Francke Drapery Co., Inc., a Kentucky corporation First Quality, Inc., a Delaware corporation
First Quality of North Carolina, Inc., a Georgia corporation Steve Peterson Interiors & Associates, Inc., a Utah corporation National Carpet Brokers, Inc., a Utah corporation
RNA Enterprises, Inc., a Delaware corporation
Bay Area Carpets, Inc., a Delaware corporation
Carpet World, Inc., a Delaware corporation
GCO, Inc., an Alabama corporation
CarpeTime, Inc., a Delaware corporation
DuBose Carpets & Floors, Inc., a Delaware corporation
Rugs N Remnants, Inc., a Texas corporation
American Carpet & Interiors, Inc., a Georgia corporation
Carpet Gallery, Inc., a Georgia corporation
Carpet Country, Inc., a Georgia corporation
Investor Management, Inc., an Alabama corporation
Losantville Carpet Outlet, Inc., an Indiana corporation CreditMax, Inc., a Georgia Corporation